UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 4, 2002 (December 20, 2001)

MARKWEST HYDROCARBON, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11566	84-1352233
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

155 Inverness Drive West, Suite 200, Englewood, CO 80112-5000

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-290-8700

ITEM 5.  OTHER EVENTS

MARKWEST ANNOUNCES PROMOTIONS AND RETIREMENT

DENVER—December 20, 2001—MarkWest Hydrocarbon, Inc. (AMEX: MWP), today reported the following management promotions: Arthur Denney to executive vice president from senior vice president engineering and project management; Gerry Tywoniuk to senior vice president and chief financial officer from vice president–finance and chief financial officer; Randy Nickerson to senior vice president–Appalachian business unit from vice president and general manager–Appalachian Business Unit; Fred Witsell to vice president–Rocky Mountain Business Unit from general manager–Rocky Mountain Business Unit; John Mollenkopf to vice president–Michigan Business Unit from general manager–Michigan Business Unit; Kim Marle to vice president–retail management and IT services from director–information technology; Grant Carnie to vice president–Canadian exploration from Canadian development team leader.

John Fox, president and CEO of MarkWest, said, “These management promotions are richly deserved for the dedicated and highly effective service each has provided MarkWest. We are positioned for rapid growth in revenues and earnings for several years to come with a seasoned team of leaders who possess extensive MarkWest and industry experience.”

The Company also announced the resignation of Brian O’Neill from his position as an officer and director of MarkWest Hydrocarbon, Inc., and its subsidiaries to pursue other interests. Mr. O’Neill’s responsibilities have been reassigned to members of the senior management team of MarkWest. Fox stated, “Brian was one of our original founders and has made many valuable contributions over the years. He has been a good friend and colleague, and we wish him well in his new ventures.”

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MarkWest Hydrocarbon, Inc., operates through two business segments: gathering, processing, and marketing; and exploration and production. The gathering, processing, and marketing portion is our traditional “midstream” business, which involves gathering natural gas from the wellhead and removing impurities along with the valuable natural gas liquids for sale. The exploration and production segment produces natural gas in Colorado, New Mexico, Michigan and Alberta, Canada. Not only is this second segment growing very rapidly, but it also helps drive our midstream business as we provide services to other producers.

On August 10, 2001, MarkWest acquired for $50 million the shares of two privately owned natural gas production companies active in central and southeast Alberta, Canada. The management of these companies has continued with MarkWest. The acquisition included 26 Bcfe of proved reserves (95 percent natural gas), 106,000 net acres, and an inventory of 300 drillable locations. The properties feature low-cost, shallow drilling for multiple pay horizons, with year-round drilling access. MarkWest is supplementing this acquisition with a midstream investment in gathering and compression facilities in the area.

                This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect the Company’s operations, financial performance and other factors as discussed in the Company’s filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in the Company’s Form 10-K for the year ended December 31, 2000, and Form 10-Q for the three months ended September 30, 2001.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST HYDROCARBON, INC.
(Registrant)

Date:	January 4, 2002	BY:	/s/ Gerald A. Tywoniuk
Gerald A. Tywoniuk
Chief Financial Officer and
Senior Vice President
(On Behalf of the Registrant and as
Principal Financial and Accounting Officer)